EX-28.h.1.iii

EXHIBIT A

TO

TRANSFER AGENCY SERVICES AGREEMENT

THIS EXHIBIT A, amended and restated as of December 31, 2010, is Exhibit A to that certain Transfer Agency Services Agreement effective as of February 20, 2010 between BNY Mellon Investment Servicing (US) Inc. (formerly PNC Global Investment Servicing (U.S.) Inc.) and Bridgeway Funds, Inc.

Portfolios

Aggressive Investors 1 Fund

Aggressive Investors 2 Fund

Ultra-Small Company Fund

Ultra-Small Company Market Fund

Micro-Cap Limited Fund

Small-Cap Growth Fund

Small-Cap Value Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Blue Chip 35 Index Fund

Managed Volatility Fund

(f/k/a Balanced Fund)

Small-Cap Momentum Fund

Omni Tax-Managed Small-Cap Value Fund

(f/k/a Omni Small-Cap Value Fund)

Accepted:

BRIDGEWAY FUNDS, INC.

By:	/s/ Michael D. Mulcahy
Name:	Michael D. Mulcahy
Title:	President

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Michael DeNofrio
Name:	Michael DeNofrio
Title:	Executive Vice President
Senior Managing Director